Exhibit 5.1

October 29, 2013

Brixmor Property Group Inc.

420 Lexington Avenue

New York, New York 10170

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as counsel to Brixmor Property Group Inc., a Delaware corporation (the “Company”), in connection with certain matters of Maryland and Delaware law arising out of the registration of 15,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable pursuant to the Brixmor Property Group Inc. 2013 Omnibus Incentive Plan (the “Plan”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement;

2. The certificate of incorporation of the Company, as amended and as in effect as of the date hereof (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware (the “Secretary of State”);

3. The form of the Articles of Incorporation (the “Articles of Incorporation”) and Articles of Conversion (the “Articles of Conversion” and, together with the Articles of Incorporation, the “Charter”) of the Company, each to be filed for record with the State Department of Assessments and Taxation of Maryland (the “SDAT”) before the issuance of the Shares, certified as of the date hereof by an officer of the Company;

4. The form of the Certificate of Conversion (the “Certificate of Conversion”), to be filed for record with the Secretary of State before the issuance of the Shares, certified as of the date hereof by an officer of the Company;

5. The Bylaws of the Company (the “Current Bylaws”), certified as of the date hereof by an officer of the Company;

Brixmor Property Group Inc.

October 29, 2013

6. The form of Amended and Restated Bylaws of the Company, to be in effect upon the issuance of the Shares, certified as of the date hereof by an officer of the Company;

7. The Plan, certified as of the date hereof by an officer of the Company;

8. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), relating to the Plan and the issuance of the Shares, certified as of the date hereof by an officer of the Company;

9. Resolutions adopted by the stockholders of the Company approving the Plan, certified as of the date hereof by an officer of the Company;

10. A certificate executed by an officer of the Company, dated as of the date hereof; and

11. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and each party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Brixmor Property Group Inc.

October 29, 2013

5. The conversion of the Company from a Delaware corporation to a Maryland corporation pursuant to the Charter and the Certificate of Conversion will have been approved by the stockholders of the Company as required under the Delaware General Corporation Law, the Certificate of Incorporation and the Current Bylaws.

6. Before the issuance of any shares, the Charter will have been filed with, and accepted for record by, the SDAT, the Articles of Conversion shall have become effective under the Maryland General Corporation Law, the Certificate of Conversion will have been filed for record with the Secretary of State, and the Certificate of Conversion shall have become effective under the Delaware General Corporation Law.

7. Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

8. Each option, award, right or other security exercisable or exchangeable for a Share pursuant to the Plan (each, an “Award”) will be duly authorized and validly granted in accordance with the Plan, the Resolutions and any other resolutions of the Board or any duly authorized committee thereof relating thereto, and each Award will be exercised or exchanged in accordance with the terms of the Plan and such Award, including any option or award agreement entered into in connection therewith.

9. None of the Shares will be issued or transferred in violation of any restriction or limitation contained in Article VII of the Articles of Incorporation or any restriction in the Plan or any applicable Award.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the issuance of the Shares has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions, any other resolutions of the Board or any duly authorized committee thereof relating thereto, and the Plan, and otherwise in accordance with the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

Brixmor Property Group Inc.

October 29, 2013

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP